UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2005

Dex Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32249 (Commission File Number)	14-1855759 (IRS Employer Identification No.)

198 Inverness Drive West, Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

(303) 784-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     1. Deferred Compensation Plan. Effective as of May 17, 2005, the Board of Directors (the “Board”) of Dex Media, Inc. (the “Company”) adopted the Dex Media, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Compensation Committee of the Board (the “Compensation Committee”) has the authority to administer the Deferred Compensation Plan, including the authority to: (i) approve the employees who are to participate in the Deferred Compensation Plan; (ii) interpret and resolve ambiguities arising under the Deferred Compensation Plan; (iii) establish rules, regulations and forms of agreement relating to the administration of the Deferred Compensation Plan; and (iv) make benefit payments and predetermination of benefit decisions upon claims and appeals.

     Participation in the Deferred Compensation Plan is limited to: (i) any member of the Board who is not (a) an employee of the Company or (b) an employee of any entity that owns, directly or indirectly, at least 15% of the Company (an “Eligible Director”) and (ii) any employee of the Company who has been selected by the Compensation Committee to participate in the Plan (an “Eligible Employee”). The Compensation Committee has determined that all employees holding the position of Vice President or higher shall be eligible to participate in the Deferred Compensation Plan.

     Participation in the Deferred Compensation Plan is voluntary. No participant shall have the right to continue as a participant in the Deferred Compensation Plan except to the extent and for the purposes provided in the Deferred Compensation Plan or determined from time to time by the Compensation Committee in the administration of the Deferred Compensation Plan.

     Each participant may make an irrevocable election to defer receipt of all or any part of “Eligible Compensation,” which for purposes of the Deferred Compensation Plan means: (i) for any Eligible Employee, (a) any base salary payable, (b) any bonus payable pursuant to any Company annual incentive plan, or (c) any other component of such Eligible Employee’s compensation, the payment of which the Compensation Committee has approved to be deferred and (ii) for any Eligible Director, all retainer, meeting, committee and chair fees payable in cash in connection with such Eligible Director’s services to the Board. Each participant’s election shall state: (i) the percentage of the Eligible Compensation to be deferred; (ii) the date on which, or the event following which, payment is to commence; (iii) the choice of investments made upon the participant’s election to defer compensation; and (iv) the number of years and schedule elected for payment following the earlier of (a) the date on which such participant has a Separation from Service (as that term is defined below), (b) the date of such participant’s death, or (c) the date on which such participant becomes “disabled,” within the meaning of Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”). As used in the Deferred Compensation Plan, the term “Separation from Service” means: (i) “separation from service,” as interpreted for purposes of Section 409A(a)(2)(a)(i) of the Code or (ii) for any participant who is a “key employee” (within the meaning of Section 416(i) of the Code, without regard to paragraph (5) thereof), the earlier of (a) the date which is six months after the date determined in accordance with sub-clause (i) of this sentence or (b) the date of such participant’s death. Each participant must make a new irrevocable election under the Deferred Compensation Plan prior to the beginning of each calendar year.

     The Company will establish a separate bookkeeping account for each participant and from time to time enter therein the amount to be credited to such account. Each participant will be 100% vested in his or her account (including all deferred compensation and any gains, losses or earnings thereon) at all times.

     In no event shall the account maintained for any participant be distributed sooner than the earliest to occur of: (i) such participant’s Separation from Service; (ii) the date such participant becomes disabled; (iii) the date of such participant’s death; (iv) the time (or pursuant to a fixed schedule) specified at the date of the deferral of the Eligible Compensation in question; (v) a “Change of Control” (as that term is defined in the Deferred Compensation Plan); or (vi) the occurrence of a severe financial hardship to such participant resulting from an illness or accident of such participant, such participant’s spouse or a dependent of such participant, or other similar extraordinary and unforeseeable circumstance. Subject to the foregoing and the provisions of Section 409A of the Code, the payment of deferred compensation (and accretions thereto) in a participant’s account shall be made at such time as is specified in the irrevocable election relating to such amounts. All distributions shall be made in cash. A participant may elect to receive deferred compensation (and accretions thereto) in: (i) a single lump sum payment or (ii) in installments to be paid over up to ten years, as selected by the participant. A participant may, if certain conditions specified in the Deferred Compensation Plan are met, make a subsequent election to change the timing of the payment of such participant’s account.

     The foregoing summary of the Deferred Compensation Plan is qualified in its entirety by the full text of the Deferred Compensation Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

     2. Corporate Aircraft Policy. On May 19, 2005, the Board approved the Company’s Corporate Aircraft Policy (the “Corporate Aircraft Policy”). The Corporate Aircraft Policy sets forth guidelines regarding the use of any aircraft owned, chartered or leased by the Company (a “Corporate Aircraft”). Under the Corporate Aircraft Policy, employees of the Company may use Corporate Aircraft for Company business and personal travel, provided that such use has been approved by the Company’s Chief Executive Officer or any Executive Vice President of the Company. Income will be imputed for any personal use of a Corporate Aircraft, with the amount of imputation determined using the Standard Industry Fare Level (“SIFL”) tables found in the regulations promulgated under the Code. Notwithstanding the foregoing, if a majority of seats on a Corporate Aircraft are occupied by Company employees traveling on Company business, then the remaining seats may be filled by individuals traveling on personal business, with zero imputed income to such individuals.

     Under the Corporate Aircraft Policy, any spousal travel on a Corporate Aircraft is considered personal in nature, in accordance with the regulations promulgated under the Code. However, whether any income is imputed with respect to such spousal travel will depend on whether a majority of seats on the Corporate Aircraft are occupied by Company employees traveling on Company business, as described in the preceding paragraph.

     The foregoing summary of the Corporate Aircraft Policy is qualified in its entirety by the full text of the Corporate Aircraft Policy, which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

     3. Financial Planning Benefit. On May 19, 2005, the Board approved the adoption of a financial planning benefit (the “Financial Planning Benefit”) for the Company’s officers. All the Company’s officers are eligible for the Financial Planning Benefit. Participation in the Financial Planning Benefit is voluntary. Pursuant to the Financial Planning Benefit, the Company will engage U.S. Trust to provide financial planning services to the Company’s officers. Such services may include financial status assessment, lifestyle planning, investment planning, estate planning and insurance planning. Such services will not include tax preparation or the drafting of legal documents. Each officer who selects to participate in the Financial Planning Benefit will: (i) receive an annual benefit in an amount not to exceed $5,000 and (ii) receive imputed income in an amount equal to such annual benefit.

     4. Setting of 2005 Bonus Plan Targets. On May 19, 2005, the Compensation Committee established the performance targets relating to the Company’s Senior Executive Incentive Bonus Plan (the “Bonus Plan”) for the year ending December 31, 2005. For the year ending December 31, 2005, the Compensation Committee has determined that 50% of the award under the Bonus Plan will be payable based on the Company’s attainment of certain targets relating to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and 50% will be payable based on the Company’s attainment of certain targets relating to the Company’s sold revenue. The Bonus Plan was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 17, 2005.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 19, 2005, Michael P. Connors was appointed to serve on the Board and on the Audit Committee of the Board. On May 23, 2005, the Company issued a press release regarding the appointment of Mr. Connors. A copy of such press release is attached hereto as Exhibit 99.1.

Section 8 — Other Events

Item 8.01 Other Events.

     1. Declaration of Dividend. On May 19, 2005, the Board declared a quarterly cash dividend of $0.09 per common share, payable on July 15, 2005 to stockholders of record as of June 16, 2005. On May 19, 2005, the Company issued a press release regarding the declaration of such dividend. A copy of such press release is attached hereto as Exhibit 99.2.

     2. Additional Information. As previously disclosed in the proxy statement relating to the Company’s 2005 Annual Meeting of Stockholders, the compensation of George A. Burnett, the President, Chief Executive Office and a director of the Company, for the year ended December 31, 2004 included $290,747 reimbursed by the Company to Mr. Burnett in connection with the sale of his personal aircraft. Such sale was required by the Board in order that the Company could obtain executive life insurance covering Mr. Burnett and to mitigate the risks to the Company arising from Mr. Burnett’s non-work-related activities. Such reimbursement consisted of: (i) $174,127 (equal to the loss realized by Mr. Burnett on the sale of his personal aircraft, together with associated maintenance, transactional and other costs incurred after the Board’s request that Mr. Burnett sell the aircraft) and (ii) $116,620 (the amount of taxes paid by the Company on behalf of Mr. Burnett with respect to the amounts described in clause (i) above).

Section 9 — Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Dex Media, Inc. Deferred Compensation Plan.
10.2	Dex Media, Inc. Corporate Aircraft Policy.
10.3	Dex Media, Inc. Financial Planning Benefit.
10.4	Dex Media, Inc. 2005 Bonus Plan targets.

Exhibit No.	Description
99.1	Press release dated May 23, 2005 entitled “Dex Media Announces New Board Member Michael P. Connors.”
99.2	Press release dated May 19, 2005 entitled “Dex Media Announces Quarterly Dividend.”

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant, Dex Media, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2005

DEX MEDIA, INC.
By:	/s/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Dex Media, Inc. Deferred Compensation Plan.
10.2	Dex Media, Inc. Corporate Aircraft Policy.
10.3	Dex Media, Inc. Financial Planning Benefit.
10.4	Dex Media, Inc. 2005 Bonus Plan targets.
99.1	Press release dated May 23, 2005 entitled “Dex Media Announces New Board Member Michael P. Connors.”
99.2	Press release dated May 19, 2005 entitled “Dex Media Announces Quarterly Dividend.”